Exhibit 3.47

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:55 PM 10/03/2003
FILED 12:45 PM 10/03/2003
SRV 030638567 - 3711534 FILE

CERTIFICATE OF FORMATION

OF

CC VIII FIBERLINK, LLC

1. The name of the limited liability company is CC VIII Fiberlink, LLC.

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CC VIII Fiberlink, LLC this 1st day of October, 2003.

/s/ Janeen G. Domagalski
Janeen G. Domagalski
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:24 PM 12/23/2008
FILED 08:24 PM 12/23/2008
SRV 081227226 - 3711534 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:
CC VIII Fiberlink, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the entity shall be: Charter Fiberlink CC VIII, LLC

.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 22nd day of December, A.D. 2008.

By:	/s/ Richard R. Dykhouse
Authorized Person(s)

Name:	Richard R. Dykhouse, Vice President
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:12 AM 01/13/2009
FILED 09:47 AM 01/13/2009
SRV 090027981 - 3711534 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:
Charter Fiberlink CC VIII, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the entity shall be: CC VIII Fiberlink, LLC

.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 12th day of January, A.D. 2009.

By:	/s/ Richard R. Dykhouse
Authorized Person(s)

Name:	Richard R. Dykhouse, Vice President
Print or Type